                                                                     Exhibit (2)

                                  PPMWORLDWIDE

PPM America Supports Acquisition of Bucyrus International by American Industrial Partners, But Reports It Will Continue Legal Action Against Milbank, Tweed, Hadley and McCloy, & Mikael Salovaara Over Conflict of Interest Dealings in B-I Bankruptcy; $1.8 Million in Legal Fees at Issue

                            ------------------------

         Chicago, Illinois, July 31, 1997 -- PPM America, Inc., on behalf of Jackson National Life Insurance Company, as a principal shareholder of Bucyrus International, Inc. ("B-I"), is pleased to announce that it supports in principal the proposed acquisition of B-I by American Industrial Partners Capital Fund, II, L.P.

         PPM congratulates Frank Miller, Charles Macaluso, Willard Hildebrand and the new Bucyrus management team for their success in maximizing Bucyrus' shareholder value. PPM believes this success has been achieved in spite of what Jackson views as the contrary efforts of Mikael Salovaara, the South Street group of investment funds, Milbank, Tweed, Hadley & McCloy and others. PPM is also pleased to announce that the terms of the proposed transaction will allow Jackson to continue to pursue its pending legal actions against them. In this regard, the Office of the United States Trustee filed motions earlier this week with the United States Bankruptcy Court for the Eastern District of Wisconsin, where Bucyrus' 1994 bankruptcy proceedings were conducted, seeking: (i) to revoke the Court's order authorizing the employment of Milbank, Tweed, Hadley and McCloy as counsel to Bucyrus; (ii) disgorgement of all legal fees and expenses paid to Milbank; and (iii) sanctions against Milbank.

         As has been widely reported, prosecutors in Milwaukee are looking into the possibility that Milbank Tweed violated federal law by failing to disclose its conflict of interest in representing both Bucyrus International and Mr. Salovaara, one of the company's chief creditors during the B-I's reorganization efforts. Milbank Tweed has made what press accounts have called "an extraordinary confession" acknowledging the conflict. The New York law firm is now fighting efforts by B-I to not only disgorge $1.8 million in legal fees but also court-ordered sanctions in connection with its unprecedented double representation of debtor and creditor. Jackson National Life is separately engaged in litigation with Salovaara.

                  Jackson National Life currently has a 42% equity stake in B-I.

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF WISCONSIN

--------------------------------------------------------------------------------

   In Re: B-E Holdings, Inc.                   Case No. 94-20786-RAE

          Bucyrus-Erie Company                 Case No. 94-20787-RAE

                                                        (Chapter 11 Proceedings)
          (Debtors)                                      Jointly Administered

--------------------------------------------------------------------------------

         MOTION TO REVOKE ORDER AUTHORIZING EMPLOYMENT OF MILBANK, TWEED
                   HADLEY & McCLOY AS ATTORNEYS FOR THE DEBTOR

--------------------------------------------------------------------------------

                  Now comes the United States Trustee by John Robert Byrnes, Assistant United States Trustee, who moves the Court for an Order revoking the Order Authorizing the Employment of Milbank, Tweed, Hadley & McCloy by the Debtor entered herein on the following grounds:

1. The Order was obtained as the result of material misrepresentations and omissions in the affidavits and supplemental affidavits in support of application for employment filed pursuant to FRBP 2016.

2. The affidavits filed in support of application for employment did not comply with FRBP 2016 and as a result, employment was obtained contrary to 'SS' 327.

3. Milbank, Tweed, Hadley & McCloy was not a disinterested party either at the time of its employment or thereafter and, as a result, was ineligible for employment under 'SS' 327.

     Dated this 25th day of July, 1997.

                                                        M. SCOTT MICHEL
                                                        UNITED STATES TRUSTEE

                                                        ----------------------
                                                        JOHN ROBERT BYRNES
                                                        Assistant U.S. Trustee

John Robert Byrnes
Assistant U.S. Trustee
Office of the U.S. Trustee
517 E. Wisconsin Ave., Suite 430
Milwaukee, WI
Phone:  (414) 297-4499
Fax:  (414) 297-4478

                        UNITED STATES BANKRUPTCY COURT
                        EASTERN DISTRICT OF WISCONSIN

--------------------------------------------------------------------------------

   In Re: B-E Holdings, Inc.                          Case No. 94-20786-RAE

          Bucyrus-Erie Company                        Case No. 94-20787-RAE

                                                      (Chapter 11 Proceedings)
          (Debtors)                                    Jointly Administered

--------------------------------------------------------------------------------

                MOTION TO REQUIRE MILBANK, TWEED HADLEY & McCLOY
                          TO DISGORGE FEES AND EXPENSES

--------------------------------------------------------------------------------

                  Now comes the United States Trustee by John Robert Byrnes, Assistant United States Trustee, who moves the Court for an Order requiring Milbank, Tweed, Hadley & McCloy to disgorge all fees and expenses previously ordered herein and who in support of said motion alleges as follows:

1. Milbank, Tweed, Hadley & McCloy was ineligible for employment for the reasons stated in the Motion to Revoke Employment Order filed contemporaneously with this motion and incorporated herein by reference.

2. The Order Authorizing Payment of Fees and Reimbursement of Expenses was obtained as a result of fraud on the Court on the part of Milbank, Tweed, Hadley & McCloy acting through its partner, John Gellene. Said fraud consisted of affidavits in support of applications for employment filed on behalf of Milbank, Tweed, Hadley & McCloy that were false and misleading and similar testimony provided by Attorney Gellene in support of the application for compensation and reimbursement of expenses filed on behalf of Milbank, Tweed, Hadley & McCloy.

3. That regardless of any benefit the services provided to the estate the misconduct of Milbank, Tweed, Hadley & McCloy was so severe that disgorgement of all fees and expenses is the only appropriate remedy. Dated this 25th day of July, 1997.

                                                         M. SCOTT MICHEL
                                                         UNITED STATES TRUSTEE

                                                         ----------------------
                                                         JOHN ROBERT BYRNES
                                                         Assistant U.S. Trustee

John Robert Byrnes
Assistant U.S. Trustee
Office of the U.S. Trustee
517 E. Wisconsin Ave., Suite 430
Milwaukee, WI
Phone:  (414) 297-4499
Fax:  (414) 297-4478

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF WISCONSIN

--------------------------------------------------------------------------------

   In Re: B-E Holdings, Inc.                  Case No. 94-20786-RAE

          Bucyrus-Erie Company                Case No. 94-20787-RAE

                                                       (Chapter 11 Proceedings)
          (Debtors)                                     Jointly Administered

--------------------------------------------------------------------------------

                              MOTION FOR SANCTIONS

--------------------------------------------------------------------------------

                  Now comes the United States Trustee by John Robert Byrnes, Assistant United States Trustee, who moves the Court for an Order imposing sanctions against Milbank, Tweed, Hadley & McCloy on the grounds that Milbank, Tweed, Hadley & McCloy violated FRBP 9011 in that the following documents were signed and filed by Milbank, Tweed, Hadley & McCloy or its agents and that said documents did not comply with said Rule:

1.   Declaration Pursuant to FRBP 2014(a) and 2016(b) dated 2/18/94. Docket #3.

2.   Supplemental Affidavit dated 3/29/94. Docket #175.

3. Application for Compensation and Reimbursement of Expenses dated 4/26/95. Docket #1538.

4. Briefs in support of Applications for Compensation and Reimbursement of Expenses dated 11/9/95. Docket #1878.
     Dated this 25th day of July, 1997.

                                                         M. SCOTT MICHEL
                                                         UNITED STATES TRUSTEE

                                                         ----------------------
                                                         JOHN ROBERT BYRNES
                                                         Assistant U.S. Trustee

John Robert Byrnes
Assistant U.S. Trustee
Office of the U.S. Trustee
517 E. Wisconsin Ave., Suite 430
Milwaukee, WI
Phone:  (414) 297-4499
Fax:  (414) 297-4478

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